EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

• Carlotta Chan, Senior Director – Investor Relations	Phone: 973-430-6565
• Brian Reighn, Manager – Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2018 THIRD QUARTER RESULTS

$0.81 PER SHARE OF NET INCOME

Non-GAAP Operating Earnings of $0.95 Per Share

Updating Full-Year Non-GAAP Operating Earnings Guidance to $3.05 - $3.15 Per Share and

Adjusting Subsidiary Contribution Ranges

NJBPU Approves PSE&G’s Distribution Rate Case Settlement Agreement

(October 30, 2018 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported today Net Income for the third quarter of 2018 of $412 million, or $0.81 per share as compared to Net Income of $395 million, or $0.78 per share, in the third quarter of 2017. Non-GAAP Operating Earnings for the third quarter of 2018 were $481 million, or $0.95 per share, compared to non-GAAP Operating Earnings for the third quarter of 2017 of $417 million, or $0.82 per share.

Ralph Izzo, chairman, president and chief executive officer, said “PSEG’s third quarter earnings benefited from continued investment in PSE&G capital programs and from lower corporate income taxes at PSEG Power. We have made significant progress to date in our regulatory and policy partnerships. PSE&G achieved several milestones including the recent Board of Public Utility Commission (BPU) approval of our distribution rate case settlement agreement. The BPU’s approval of the rate case settlement concludes the utility’s first distribution rate review since 2010, and is expected to provide PSE&G’s customers with long-term rate stability. In addition, PSE&G filed three Clean Energy Future investment programs totaling $3.6 billion over six years — Energy Efficiency, Electric Vehicle Infrastructure and Energy Storage, and Energy Cloud initiatives including Advanced Metering Infrastructure (AMI), all continuing the alignment of PSEG’s capital investment plans with New Jersey’s energy policy goals. Power placed the Keys Energy Center and Sewaren 7 power plants into service mid-year, and continues to target completion of the CCGT construction program with Bridgeport Harbor 5 in mid-2019. In addition, the BPU process to implement the Zero Emission Certificate (ZEC) program legislated in May is underway, with three public hearings concluded earlier this month.”

The table below provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the third quarter. See Attachment 10 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Third Quarter Comparative Results

2018 and 2017

	Income		Diluted Earnings
	($ millions)		Per Share
	2018	2017	2018	2017
Net Income	$412	$395	$0.81	$0.78
Reconciling Items*	69	22	0.14	0.04

Non-GAAP Operating Earnings	$481	$417	$0.95	$0.82

		Avg. Shares	507M	507M

*See Attachment 10

Ralph Izzo went on to say, “throughout a very hot summer, both PSE&G and Power performed well and our results reflect solid contributions from both businesses. We are updating our non-GAAP Operating Earnings guidance for the year to $3.05 - $3.15 per share and adjusting the contributions from each of the businesses. Stronger sales mostly due to warmer than normal summer weather have lifted the utility’s results above PSE&G’s original guidance range to $1,055 million - $1,070 million, while power pricing has negatively impacted our forecast for Power’s results, which are now expected to be in the range of $465 million - $500 million.

The following table outlines PSEG’s updated expectations for non-GAAP Operating Earnings by subsidiary for 2018.

2018 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

	Original 2018E	Updated 2018E
PSE&G	$1,000 - $1,030	$1,055 - $1,070
PSEG Power	$485 - $560	$465 - $500
PSEG Enterprise/Other	$35 - $35	$25 - $25
Non-GAAP Operating Earnings	$1,520 - $1,625	$1,545 - $1,595

Non-GAAP EPS	$3.00 - $3.20	$3.05 - $3.15

E = Estimate

Non-GAAP Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 5 and 6 for detail regarding the third quarter and year-to-date reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $278 million ($0.54 per share) for the third quarter of 2018 compared with Net Income of $246 million ($0.49 per share) for the third quarter of 2017.

The improvement in PSE&G’s net income for the third quarter reflects increased revenue from the ongoing transmission and distribution infrastructure investment programs and warmer summer weather that increased sales volumes over last year’s mild third quarter. PSE&G’s growth in Transmission investment added $0.02 per share to quarter-over-quarter comparisons. Recovery of investments made to enhance system resiliency under Energy Strong and Gas System Modernization Program I improved comparisons by $0.02 per share. Favorable weather comparisons year over year added $0.03. Changes to the accounting treatment of the non-service component of pension and other post-retirement benefit (OPEB) expenses resulted in a favorable $0.02 per share comparison over 2017’s third quarter. These positive items were offset by an increase in operating and maintenance expense of $0.02 driven by higher corrective maintenance work, and higher depreciation expense of $0.02 per share reflecting higher plant balances.

The New Jersey economy continues to be positive, supported by improved employment and housing data. Electric demand benefited from warmer than normal temperatures and actual sales rose by 6.4% over last year’s mild third-quarter results. PSE&G reached a 2018 system peak of 9,978 MW compared to 2017’s system peak of 9,567 MW. The temperature-humidity index (THI) was 35% greater than in the year-ago quarter. Weather normalized electric sales for the trailing 12 months, which provides longer-term trending data, remained relatively flat while gas sales were 1.9% higher, led by demand from the commercial sector and strong second quarter results. Residential electric and gas customer growth continues to trend higher at approximately 1% per year.

PSE&G filed two updates to its Formula Rate for transmission at the Federal Energy Regulatory Commission (FERC) this past month. The annual update filing reflects our planned capital improvements with a focus on increasing system reliability, which results in a $100 million increase in annual transmission revenues. The second filing is to adjust our formula rate to provide a refund of our excess deferred income taxes due to federal tax reform, resulting in a refund of over $150 million in 2019. Both of these changes are expected to be effective January 1, 2019.

The BPU recently approved a settlement agreement between PSE&G and key participants in its distribution rate case, concluding the company’s first base rate review in eight years. New rates go into effect on November 1. The terms of the agreement provide for an additional $212 million in annual revenues, including recovery of deferred storm costs, and a flow back to customers of $225 million in tax savings largely due to tax reform, resulting in a net $13 million revenue reduction. The updated revenue requirement is based upon a distribution rate base of $9.5 billion, a return on equity (ROE) of 9.6 percent and a 54 percent equity ratio. All of PSE&G’s distribution investment programs will adopt the new ROE rate established in the settlement agreement. Thus far in 2018, PSE&G customers have benefited from $262 million in annualized rate reductions to reflect savings from federal tax reform enacted in 2017. As part of this settlement, PSE&G will provide a $28 million credit to customers covering the period prior to the April 1 BPU directive to flow through the benefits of a lower corporate tax rate. PSE&G’s decoupling proposal was not adopted in the settlement, and has been refiled as part of the Clean Energy Future filings.

PSE&G also filed its Clean Energy Future programs (CEF) with the NJBPU. These filings will advance a broad range of investments in energy efficiency, electric vehicle infrastructure, energy storage, and the energy cloud, designed to create an advanced technology network and upgrade 2.2 million electric meters to smart meters. These proposed CEF investments total $3.6 billion over a six-year period. The filings are aligned with New Jersey’s progressive energy policy goals. The centerpiece of CEF is the $2.5 billion energy efficiency program that would provide customers with access to savings opportunities from 22 energy efficiency programs, and supports the goals of Clean Energy legislation signed into law in May of this year, which requires utilities to reduce customers’ annual electric and gas consumption by 2 percent and 0.75 percent, respectively.

PSE&G invested approximately $2.3 billion for the nine months ended September 30 in electric and gas transmission and distribution capital projects. For the year, PSE&G currently expects to invest $2.8 billion of capital in its infrastructure.

PSE&G’s forecast of Net Income for 2018 has been updated to reflect the impact of weather, with the range now forecast to be $1,055 million - $1,070 million.

PSEG Power

PSEG Power reported Net Income of $125 million ($0.25 per share) for the third quarter of 2018 compared with Net Income of $136 million ($0.27 per share) for the third quarter of 2017. Power’s non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA for the third quarter of 2018 were $194 million ($0.39 per share) and $360 million, respectively, compared to non-GAAP Operating Earnings of $158 million ($0.31 per share) and non-GAAP Adjusted EBITDA of $356 million for the third quarter of 2017.

Power’s Net Income comparison for the third quarter reflects a reduction in income tax expense as a result of tax reform and a step up in capacity prices in PJM and ISO-New England that was largely offset by increases in fuel costs, higher depreciation and interest expense.

The increase in the average capacity price realized by the PJM and New England fleet added $0.05 per share. The impact of placing the Keys and Sewaren CCGT stations in service, and higher demand boosted generation volumes by $0.06 per share. Re-contracting and market impact of lower spark spreads in PJM East reduced results by $0.10 per share compared with the third quarter of 2017. Higher O&M expense of $0.01 per share reflects new unit start-up expenses at Keys and Sewaren. Higher depreciation of $0.02 per share and higher interest expense of $0.02 per share both relate to the new CCGTs placed in-service versus the year-ago quarter. A reduction in the corporate tax rate from federal tax reform improved Net Income comparisons by $0.07 per share and the anticipated benefit from the re-measurement of tax reserves associated with a nuclear carryback claim and an IRS audit of 2011 and 2012 added $0.06 per share compared to year-earlier results. These tax benefits were slightly offset by the $0.01 per share impact related to a newly enacted New Jersey surtax.

As anticipated, total generation output improved as compared to the third quarter of 2017, reflecting the higher output of the combined cycle fleet with Keys and Sewaren in commercial operation. Power’s gas-fired CCGT fleet operated at an average capacity factor of 68% and produced 7.0 TWh of output during the third quarter of 2018, up by 88% over the year-ago quarter primarily reflecting the production of the two new units. Pennsylvania coal generation output also improved to 1.3 TWh and operated at a 79% capacity factor in the quarter. For the year-to-date period, Power’s nuclear fleet operated at an average capacity factor of 93%, producing 23.7 TWh and representing 57% of Power’s total generation.

Power’s forecast of total output for 2018 has been raised to 54 – 56 TWh from last quarter’s reduced estimate of 53 – 55 TWh. For the remainder of 2018, Power has hedged 80% - 85% of total forecasted production of 13 – 15 TWh at an average price of $37 per MWh. For 2019, Power has hedged 70% - 75% of forecasted production of 58 – 60 TWh at an average price of $36 per MWh. For 2020, Power has hedged 40% - 45% of output forecasted to be 62 – 64 TWh at an average price of $36 per MWh. The forecasted output for 2018 – 2020 includes generation associated with Keys and Sewaren, as well as the mid-2019 commercial start-up of the 485 MW gas-fired CCGT at Bridgeport Harbor.

Power recently decided to exit the retail electric marketing business, having entered the business two years ago to complement its wholesale trading business and provide additional hedges for its generation. Power has concluded that retail electric marketing will not provide a material enhancement to its hedging activity. Energy Solutions has therefore ceased taking on new customers but will continue to meet all obligations to existing customers through the end of their current contracts.

The BPU has begun implementation of New Jersey’s ZEC law. An order establishing the ZEC application process is expected to be issued in November. In December, Power anticipates filing its ZEC application for its three New Jersey nuclear units. Power estimates that if all three of its New Jersey nuclear units are selected, it could be eligible to receive ZEC revenues of approximately $200 million per year during each 3-year cycle.

In June 2018, the Federal Energy Regulatory Commission (FERC) issued an order finding that PJM’s current capacity market is unjust and unreasonable and established a proceeding to evaluate potential reforms. Power submitted comments in early October largely supporting the PJM capacity redesign proposals, and will continue to participate in this proceeding.

The forecast of Power’s non-GAAP Operating Earnings for 2018 and non-GAAP Adjusted EBITDA has been updated to $465 million - $500 million and $1,045 million - $1,100 million, respectively, reflecting lower realized margins from Power’s portfolio.

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income of $9 million ($0.02 per share) for the third quarter of 2018 compared to Net Income of $13 million ($0.02 per share) for the third quarter of 2017. The decrease in Net Income year over year reflects higher interest expense at the Parent partially offset by lower taxes and other items.

For 2018, the forecast of PSEG Enterprise/Other Net Income has been updated to $25 million, reflecting higher interest expense at the Parent.

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About PSEG:

Public Service Enterprise Group (NYSE:PEG) is a publicly traded diversified energy company with annual revenue of $9.1 billion in 2017. Its operating subsidiaries are: Public Service Electric and Gas Company (PSE&G), PSEG Power LLC, and PSEG Long Island.

PSE&G is New Jersey’s oldest and largest regulated gas and electric delivery utility, serving nearly three-quarters of the state’s population. PSE&G is the winner of the ReliabilityOne Award for superior electric system reliability.

PSEG Power LLC is an independent power producer that generates and sells electricity in the PJM, New York and New England wholesale power markets.

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities and the impact of the retirement of the Hudson and Mercer coal stations on Power.

Management believes the presentation of non-GAAP Adjusted EBITDA for Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 10 and 11 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,”

“expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations, and PSE&G’s ability to recover costs and earn returns on authorized investments;

•	the impact of pending and any future rate case proceedings;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at https://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Visit PSEG at: www.pseg.com; PSEG blog, Energize!; PSEG My Alerts!

TO FOLLOW AND CONNECT WITH PSEG VIA SOCIAL MEDIA, CLICK ON THE LINKS BELOW:

PSEG Social Media Channels: PSEG on Facebook; PSEG on Twitter; PSEG on LinkedIn; PSEG on YouTube; https://www.youtube.com/user/PSEGvideo

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended September 30, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,394	$(69)	$1,595	$868

OPERATING EXPENSES
Energy Costs	804	(220)	593	431
Operation and Maintenance	742	122	389	231
Depreciation and Amortization	294	8	192	94

Total Operating Expenses	1,840	(90)	1,174	756

OPERATING INCOME	554	21	421	112

Income from Equity Method Investments	5	—	—	5
Net Gains (Losses) on Trust Investments	45	1	—	44
Other Income (Deductions)	33	(2)	21	14
Non-Operating Pension and OPEB Credits (Costs)	19	1	14	4
Interest Expense	(127)	(15)	(83)	(29)

INCOME BEFORE INCOME TAXES	529	6	373	150

Income Tax Benefit (Expense)	(117)	3	(95)	(25)

NET INCOME	$412	$9	$278	$125

Reconciling Items Excluded from Net Income (b)	69	—	—	69

OPERATING EARNINGS (non-GAAP)	$481	$9	$278	$194

Earnings Per Share

NET INCOME	$0.81	$0.02	$0.54	$0.25

Reconciling Items Excluded from Net Income (b)	0.14	—	—	0.14

OPERATING EARNINGS (non-GAAP)	$0.95	$0.02	$0.54	$0.39

	Three Months Ended September 30, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,254	$(122)	$1,530	$846

OPERATING EXPENSES
Energy Costs	616	(257)	543	330
Operation and Maintenance	693	107	357	229
Depreciation and Amortization	252	7	169	76

Total Operating Expenses	1,561	(143)	1,069	635

OPERATING INCOME	693	21	461	211
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	18	(1)	—	19
Other Income (Deductions)	33	—	22	11
Non-Operating Pension and OPEB Credits (Costs)	—	—	(2)	2
Interest Expense	(100)	(9)	(79)	(12)

INCOME BEFORE INCOME TAXES	647	11	402	234

Income Tax Benefit (Expense)	(252)	2	(156)	(98)

NET INCOME	$395	$13	$246	$136

Reconciling Items Excluded from Net Income (b)	22	—	—	22

OPERATING EARNINGS (non-GAAP)	$417	$13	$246	$158

Earnings Per Share

NET INCOME	$0.78	$0.02	$0.49	$0.27

Reconciling Items Excluded from Net Income (b)	0.04	—	—	0.04

OPERATING EARNINGS (non-GAAP)	$0.82	$0.02	$0.49	$0.31

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Nine Months Ended September 30, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$7,228	$(636)	$4,826	$3,038

OPERATING EXPENSES
Energy Costs	2,356	(1,057)	1,863	1,550
Operation and Maintenance	2,221	343	1,133	745
Depreciation and Amortization	854	25	569	260

Total Operating Expenses	5,431	(689)	3,565	2,555

OPERATING INCOME	1,797	53	1,261	483

Income from Equity Method Investments	12	—	—	12
Net Gains (Losses) on Trust Investments	31	1	—	30
Other Income and (Deductions)	99	—	61	38
Non-Operating Pension and OPEB Credits (Costs)	57	2	44	11
Interest Expense	(341)	(48)	(246)	(47)

INCOME BEFORE INCOME TAXES	1,655	8	1,120	527

Income Tax Benefit (Expense)	(416)	3	(292)	(127)

NET INCOME	$1,239	$11	$828	$400

Reconciling Items Excluded from Net Income (b)	59	14	—	45

OPERATING EARNINGS (non-GAAP)	$1,298	$25	$828	$445

Earnings Per Share

NET INCOME	$2.44	$0.02	$1.63	$0.79

Reconciling Items Excluded from Net Income (b)	0.12	0.03	—	0.09

OPERATING EARNINGS (non-GAAP)	$2.56	$0.05	$1.63	$0.88

	Nine Months Ended September 30, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$6,987	$(795)	$4,749	$3,033

OPERATING EXPENSES
Energy Costs	2,072	(1,129)	1,793	1,408
Operation and Maintenance	2,128	325	1,086	717
Depreciation and Amortization	1,721	24	506	1,191

Total Operating Expenses	5,921	(780)	3,385	3,316

OPERATING INCOME (LOSS)	1,066	(15)	1,364	(283)
Income from Equity Method Investments	11	—	—	11
Net Gains (Losses) on Trust Investments	71	7	2	62
Other Income (Deductions)	98	(1)	65	34
Non-Operating Pension and OPEB Credits (Costs)	1	—	(5)	6
Interest Expense	(289)	(25)	(223)	(41)

INCOME (LOSS) BEFORE INCOME TAXES	958	(34)	1,203	(211)

Income Tax Benefit (Expense)	(340)	30	(450)	80

NET INCOME (LOSS)	$618	$(4)	$753	$(131)

Reconciling Items Excluded from Net Income (Loss) (b)	581	45	—	536

OPERATING EARNINGS (non-GAAP)	$1,199	$41	$753	$405

Earnings Per Share

NET INCOME (LOSS)	$1.22	$(0.01)	$1.49	$(0.26)

Reconciling Items Excluded from Net Income (Loss) (b)	1.14	0.08	—	1.06

OPERATING EARNINGS (non-GAAP)	$2.36	$0.07	$1.49	$0.80

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

     Attachment 3

     PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Capitalization Schedule

     (Unaudited, $ millions)

	September 30,	December 31,
	2018	2017
DEBT
Commercial Paper and Loans	$419	$542
Long-Term Debt*	14,359	13,068

Total Debt	14,778	13,610

STOCKHOLDERS’ EQUITY
Common Stock	4,966	4,961
Treasury Stock	(811)	(763)
Retained Earnings	10,611	9,878
Accumulated Other Comprehensive Loss	(407)	(229)

Total Stockholders’ Equity	14,359	13,847

Total Capitalization	$29,137	$27,457

* Includes current portion of Long-Term Debt

     Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Nine Months ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,239	$618
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,253	2,115

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,492	2,733

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(3,113)	(3,104)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	412	225

Net Change in Cash, Cash Equivalents and Restricted Cash	(209)	(146)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	315	426

Cash, Cash Equivalents and Restricted Cash at End of Period	$106	$280

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

September 30, 2018 vs. September 30, 2017

(Unaudited)

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

September 30, 2018 vs. September 30, 2017

(Unaudited)

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

September 30, 2018

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2017	Nine Months Ended	Change vs. 2017
Residential	4,772	12.6%	10,907	6.8%
Commercial & Industrial	7,645	2.9%	21,023	1.3%
Street Lighting	72	8.9%	241	4.7%
Interdepartmental	2	-1.1%	7	0.7%

Total	12,491	6.4%	32,178	3.1%

Weather Data
THI Hours - Actual	14,959	34.8%	19,171	23.8%
THI Hours - Normal	12,003		16,086

Gas Sold and Transported

Sales (millions therms)*	Three Months Ended	Change vs. 2017	Nine Months Ended	Change vs. 2017
Firm Sales
Residential Sales	85	-5.5%	1,046	10.8%
Commercial & Industrial	101	2.3%	774	11.4%

Total Firm Sales	186	-1.5%	1,820	11.1%

Non-Firm Sales
Commercial & Industrial	458	57.2%	945	-3.4%

Total Non-Firm Sales	458		945

Total Sales	644	34.1%	2,765	5.7%

Weather Data
Degree Days - Actual	25	46.4%	3,068	10.1%
Degree Days - Normal	26		3,046

*	CSG rate included in non-firm sales

Attachment 8

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Nuclear - NJ	5,315	5,500	15,365	15,814
Nuclear - PA	2,676	2,709	8,379	8,316

Total Nuclear	7,991	8,209	23,744	24,130

Fossil - Coal(2)	1,342	1,242	4,249	4,036

Fossil - Natural Gas & Oil - NJ	4,456	2,262	8,330	6,889
Fossil - Natural Gas & Oil - NY	1,516	1,582	4,007	4,027
Fossil - Natural Gas & Oil - MD	1,216	—	1,216	—
Fossil - Natural Gas & Oil - CT	20	9	36	8

Total Natural Gas & Oil(3)	7,208	3,853	13,589	10,924

	16,541	13,304	41,582	39,090

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Nuclear - NJ	32%	41%	37%	41%
Nuclear - PA	16%	21%	20%	21%

Total Nuclear	48%	62%	57%	62%

Fossil - Coal(2)	8%	9%	10%	10%

Fossil - Natural Gas & Oil - NJ	27%	17%	20%	18%
Fossil - Natural Gas & Oil - NY	9%	12%	10%	10%
Fossil - Natural Gas & Oil - MD	8%	0%	3%	0%
Fossil - Natural Gas & Oil - CT	0%	0%	0%	0%

Total Natural Gas & Oil(3)	44%	29%	33%	28%

	100%	100%	100%	100%

(1)	Excludes Solar and Kalaeloa
(2)	Includes Pumped Storage which accounted for <1% of total generation.
(3)	Include several units that are dual fuel for oil.

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Weighted Average Common Shares Outstanding (millions)
Basic	504	505	504	505
Diluted	507	507	507	507

Stock Price at End of Period			$52.79	$46.25

Dividends Paid per Share of Common Stock	$0.45	$0.43	$1.35	$1.29

Dividend Yield			3.4%	3.7%

Book Value per Common Share			$28.50	$26.01

Market Price as a Percent of Book Value			185%	178%

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	($ millions, Unaudited)

Net Income	$412	$395	$1,239	$618
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)(a)	(43)	(22)	(28)	(69)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (b) (PSEG Power)	133	46	82	—
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	—	9	3	960
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	20	77
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(21)	(11)	(18)	(387)

Operating Earnings (non-GAAP)	$481	$417	$1,298	$1,199

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

	($ Per Share Impact - Diluted, Unaudited)

Net Income	$0.81	$0.78	$2.44	$1.22
(Gain) Loss on NDT Fund Related Activity, pre-tax(a) (PSEG Power)	(0.08)	(0.05)	(0.05)	(0.14)
(Gain) Loss on MTM, pre-tax (b) (PSEG Power)	0.26	0.09	0.16	—
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	—	0.02	0.01	1.89
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	0.03	0.15
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(0.04)	(0.02)	(0.03)	(0.76)

Operating Earnings (non-GAAP)	$0.95	$0.82	$2.56	$2.36

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)

Income tax effect calculated at 28.11% and 40.85% statutory rate for 2018 and 2017, respectively, except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 11

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

	Three Months Ended		Nine Months Ended
Reconciling Items	September 30,		September 30,
	2018	2017	2018	2017
	($ millions, Unaudited)
Net Income (Loss)	$125	$136	$400	$(131)
(Gain) Loss on NDT Fund Related Activity, pre-tax(a)	(43)	(22)	(28)	(69)
(Gain) Loss on MTM, pre-tax (b)	133	46	82	—
Hudson/Mercer Early Retirement, pre-tax	—	9	3	960
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(21)	(11)	(12)	(355)

Operating Earnings (non-GAAP)	$194	$158	$445	$405
Depreciation and Amortization, pre-tax (d)	91	77	253	256
Interest Expense, pre-tax (d) (e)	29	12	46	40
Income Taxes (d)	46	109	139	275

Adjusted EBITDA (non-GAAP)	$360	$356	$883	$976

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)

Income tax effect calculated at 28.11% and 40.85% statutory rate for 2018 and 2017, respectively, except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

(d)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.

(e)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	($ millions, Unaudited)

Net Income (Loss)	$9	$13	$11	$(4)
Lease Related Activity, pre-tax	—	—	20	77
Income Taxes related to Lease related activity(a)	—	—	(6)	(32)

Operating Earnings (non-GAAP)	$9	$13	$25	$41

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.